EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 7/25/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-1.94%	-5.18%	11.31%
Class B Units	-1.96%	-5.23%	10.77%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED JULY 25, 2008

Grant Park experienced setbacks this past week, with losses primarily coming from the currency, energy, and equity indices markets.  After last week’s performance, Grant Park is down an estimated 5.18% month-to-date and up 11.31% year-to-date in the Class A units, and down an estimated 5.23% month-to-date and up 10.77% year-to-date in the Class B units.

Grant Park’s least profitable positions this past week were in the currency markets.  The bulk of setbacks can be attributed to the portfolio’s short U.S. dollar positions.  Despite slight weakness last Tuesday, the dollar rallied steadily through the end of the week against many of its counterparts.  Currency analysts have attributed the dollar’s rally to a number of fundamental factors including declining oil prices and the decision made by the U.S. Congress to offer various means of support to troubled mortgage-lenders Fannie Mae and Freddie Mac.  Another major contributor to the surge in the greenback were comments made by Charles Plosser, President of the Philadelphia Federal Reserve Bank.  Mr. Plosser, who serves as a prominent member of the Federal Open Market Committee (FOMC), caused a stir in the currency markets when he stated that in order for the U.S. to combat steadily rising inflation, monetary policymakers would have to “take action sooner rather than later.”  Alluding to the fact that he, as well as other FOMC members, may vote to raise rates next month caused speculators to adopt a bullish dollar view, pushing the currency against the portfolio’s short positions.  Further adding to setbacks were Grant Park’s long New Zealand dollar positions.  The primary cause for the weakening kiwi was the Central Bank of New Zealand’s decision to cut interest rates for the first time in five-years.  Despite losses in some of the major currencies, Grant Park’s positions in some of the emerging markets, namely the Mexican peso and Czech koruna, posted modest profits.

Positions in the energy sector registered losses for the portfolio as well this past week.  Enduring a 4.80% price decline, long positions in the crude oil markets accounted for the majority of the sector’s setbacks.  Driving energy prices downwards were reports issued by the U.S. Department of Energy showing that energy consumption in the U.S. is on a rapid decline.  The reports showed that U.S. demand for crude oil breached new 18-month lows, while gasoline consumption declined for the thirteenth consecutive week.   Also made apparent last week were the effects of lofty energy prices in Asia.  Overseas data showing that Japanese oil imports fell for the first time in nine

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

months and South Korean fuel consumption declined for the eighth month in a row provided additional support for a bearish view on the energy markets.

Finally, the portfolio endured setbacks in the equity indices markets this past week.  Grant Park’s short positions produced losses during a sector wide rally in equity markets.  Positions in Japan’s Nikkei 225 and Hong Kong’s Hang Seng indices had the biggest impact in the sector.  One of the main drivers behind the uptrend was new-found confidence in the global financial markets, spurred by the sell-off in crude oil and the subsequent strengthening of the dollar.  With reduced production costs as well as the possibility for improved future sales in the U.S. (as Asian goods will be cheaper here in the U.S. due to a stronger dollar), many speculators have begun to embrace a more optimistic view regarding the equity markets.  Congress’ decision to provide support to ailing lenders Fannie Mae and Freddie Mac also served as a positive indicator for the future of the global economy and boosted confidence in the equity markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com